Exhibit 99.1

ClearSign Combustion Corporation Updates Information on Rights Offering

NASDAQ Approves listing of Warrants

Anticipates Closing on or about January 25th

SEATTLE, January 24, 2017 - ClearSign Combustion Corporation (NASDAQ: CLIR) ("ClearSign" or the "Company"), an emerging provider of industrial combustion technologies that help to reduce emissions and improve efficiency, today announced that The NASDAQ Stock Market LLC has confirmed that the warrants offered in the rights offering the Company announced on December 7, 2016 have been approved for trading. The warrants will trade under the symbol CLIRW.

Subject to customary conditions, ClearSign expects to close the sale of the Units offered under the rights offering on or about January 25, 2017. Each Unit is comprised of one share of common stock and one 2-year warrant to purchase one share of common stock at $4.00 per share. MDB Capital Group LLC is acting as dealer-manager and placement agent to offer units not subscribed for by shareholders.

The securities described above were offered by the Company pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A final prospectus supplement related to the offering was filed with the SEC and is available on the SEC's website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by sending a request to: MDB Capital Group LLC, 2425 Cedar Springs Road, Dallas, Texas 75201, (310) 526-5000.

About MDB Capital Group

MDB Capital Group finances development stage companies that possess meaningful technology that has the potential to impact large commercial markets and benefit humanity. MDB maximizes the value of these technology companies by helping position them to be the dominant leader in their technology domain and connecting them with a base of high-quality investors. For more information, please visit www.mdb.com

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to close the offering on the expected closing date or at all, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

Media:

Brittney Garneau

Pierpont Communications for ClearSign

+1 713-627-2223

bgarneau@piercom.com